EHIBIT 23(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated June 2, 1999 relating to the financial statements and financial statement schedules, which appear in Legg Mason, Inc.'s Annual Report on Form 10-K for the year ended March 31, 1999. We also consent to the references to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Baltimore, Maryland
March 22, 2000